N-CSR Item 13(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes Money Market Obligations Trust on behalf of Federated Hermes Capital Reserves Fund, Federated Hermes Government Reserves Fund, Federated Hermes Government Obligations Fund, Federated Hermes Government Obligations Tax-Managed Fund, Federated Hermes Institutional Money Market Management, Federated Hermes Prime Cash Obligations Fund, Federated Hermes Institutional Prime Obligations Fund, Federated Hermes Institutional Prime Value Obligations Fund, Federated Hermes Treasury Obligations Fund, Federated Hermes Trust for U.S. Treasury Obligations (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended January 31, 2024(the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 22, 2024

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: March 22, 2024

/s/ Jeremy D. Boughton

Jeremy D. Boughton

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.